                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   Form 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 14, 2001
               Date of earliest event reported: February 27, 2001

                                SONIC SOLUTIONS
             (Exact name of registrant as specified in its charter)


         California                      72870                  93-0925818
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
 incorporation or organization)          Number)            Identification No.)


 101 Rowland Way, Suite 110, Novato, CA                             94945
(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code:  (415) 893-8000


Exhibit Index on Page 5.

                      INFORMATION INCLUDED IN THIS REPORT


This Amendment No. 1 hereby amends Item 7 of the Current Report on Form 8-K filed on March 14, 2001 by Sonic Solutions ("Sonic") relating to the acquisition of the Daikin Industries, Ltd. ("Daikin") DVD Software Development Business.
The following financial statements required by Item 7 are filed as part of this report:


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  Daikin Industries, Ltd. Financial Statements:

                                                                            Page
                                                                            ----
             . Independent Auditors' Report                                    6

             . Balance Sheets as of December 31, 2000 and March 31, 2000       7

             . Statements of Operations for the nine month period ended
               December 31, 2000 and the fiscal years ended March 31, 2000
               and 1999                                                        8

             . Statements of Changes in Invested Capital for the nine month period ended December 31, 2000 and the fiscal years ended
               March 31, 2000 and 1999                                         9

             . Statements of Cash Flows for the nine month period ended
               December 31, 2000 and the fiscal years ended March 31, 2000
               and 1999                                                       10

             . Notes to the Financial Statements                              11

        (b)  Pro Forma Financial Information:

                                                                            Page
                                                                            ----
             . Pro forma financial information                                16

             . Unaudited Pro Forma Combined Balance Sheet as of
               December 31, 2000                                              17

             . Unaudited Pro Forma Combined Statement of Operations for
               the nine month period ended December 31, 2000                  18

             . Unaudited Pro Forma Combined Statement of Operations for
               the fiscal year ended March 31, 2000                           19

             . Notes to Unaudited Pro Forma Combined Financial Statements     20

        (c)  EXHIBITS:   The following documents are filed as exhibits to this
report:

     Exhibit                                              Description
     -------       ------------------------------------------------------------------------------------
       2.1*        Asset Purchase Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

       3.1*        Certificate of Determination of Series D Preferred Stock of Sonic Solutions

      10.1*        Shareholder Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      10.2*        Registration Rights Agreement between Registrant and Daikin Industries, Ltd., dated as of February 27, 2001

      10.3*        Consulting Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      10.4*        Distribution Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      23.1         Consent of Deloitte & Touche LLP

      99.1*        Press Release dated February 28, 2001


* Incorporated by reference to exhibits to Current Report on Form 8-K filed on March 14, 2001.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Sonic Solutions, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Novato, State of California, on the 14th day of May, 2001.


SONIC SOLUTIONS

                   Signature                                          Date
                   ---------                                          ----


/s/ Robert J. Doris                                                May 14, 2001
----------------------------------------------------------
    Robert J. Doris
    President and Director (Principal Executive Officer)



/s/ A. Clay Leighton                                               May 14, 2001
----------------------------------------------------------
    A. Clay Leighton
    Senior Vice President of Worldwide Operations
    and Finance and Chief Financial Officer (Principal
    Financial Accounting Officer)

EXHIBIT INDEX

     Exhibit                                            Description
     -------       ------------------------------------------------------------------------------------
       2.1*        Asset Purchase Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

       3.1*        Certificate of Determination of Series D Preferred Stock of Sonic Solutions

      10.1*        Shareholder Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      10.2*        Registration Rights Agreement between Registrant and Daikin Industries, Ltd., dated as of February 27, 2001

      10.3*        Consulting Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      10.4*        Distribution Agreement between Registrant and Daikin Industries, Ltd., dated as of
                   February 27, 2001

      23.1         Consent of Deloitte & Touche LLP

      99.1*        Press Release dated February 28, 2001

* Incorporated by reference to exhibits to Current Report on Form 8-K filed on March 14, 2001.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Daikin Industries, Ltd.

We have audited the accompanying combined balance sheets of The DVD Software Development Business of Daikin Industries, Ltd. as of March 31, 1999 and 2000, and the related combined statements of operations, changes in invested capital of Daikin Industries, Ltd. and cash flows for the years then ended. these financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of The DVD Software Development Business of Daikin Industries, Ltd. as of March 31, 1999 and 2000, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and dependence upon Daikin Industries, Ltd. for funding raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Deloitte & Touche LLP

July 24, 2000

                         The DVD Software Development
                      Business of Daikin Industries, Ltd.

                            Combined Balance Sheets

                                                                                        March 31,
                                                                             ------------------------------         December 31,
                                                                                1999                2000                2000
                                                                             ----------          ----------         -----------
                                                                                                                    (Unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                 $  698,285          $1,087,831         $   102,481
   Accounts receivable, net of allowances of $90,000, $110,000 and
    $110,000                                                                  1,584,804           2,142,656           1,934,735
   Accounts receivable - Parent and affiliates (Note 4)                         213,136             209,714             289,994
   Inventories, net                                                              40,649              16,888              11,583
   Prepaid expenses and other current assets                                    582,201             298,675              30,701
                                                                             ----------          ----------         -----------
   Total current assets                                                       3,119,075           3,755,764           2,369,494

CAPITALIZED SOFTWARE COSTS - Net                                              3,755,600           2,138,622           1,992,029

PROPERTY, PLANT AND EQUIPMENT - Net                                           1,662,921           1,197,205             912,106
                                                                             ----------          ----------         -----------

   TOTAL                                                                     $8,537,596          $7,091,591         $ 5,273,629
                                                                             ==========          ==========         ===========

LIABILITIES AND INVESTED CAPITAL OF DAIKIN INDUSTRIES, LTD.

CURRENT LIABILITIES:
   Accounts payable - trade                                                  $   23,578          $  139,953         $    26,007
   Current portion of capital lease obligations                                 430,854               7,311                 ---
   Deferred revenue                                                             122,007             178,997             108,302
                                                                             ----------          ----------         -----------

   Total current liabilities                                                    576,439             326,261             134,309

CAPITAL LEASE OBLIGATIONS - Less current portion                                 95,364                 ---                 ---

INVESTED CAPITAL OF DAIKIN INDUSTRIES, LTD.                                   7,865,793           6,765,330           5,139,320
                                                                             ----------          ----------         -----------

   TOTAL                                                                     $8,537,596          $7,091,591         $ 5,273,629
                                                                             ==========          ==========         ===========


See notes to combined financial statements.

                         The DVD Software Development
                      Business of Daikin Industries, Ltd.

                       Combined Statements of Operations

                                                                               Years Ended              Nine Months
                                                                                 March 31,                 Ended
                                                                        --------------------------      December 31,
                                                                           1999           2000              2000
                                                                        -----------    -----------      -----------
                                                                                                         (Unaudited)
SALES - Net (includes $271,305, $351,125 and $58,463 of sales to
 related parties - see Note 4)                                          $ 2,738,754    $ 4,319,924      $ 2,893,665
                                                                        -----------    -----------      -----------

OPERATING EXPENSES:
   Cost of Sales                                                             48,888        187,186          126,636
   Amortization of capitalized software                                   2,102,717      2,352,637        1,208,085
   Research and development expenses                                      2,837,852      1,746,706          386,086
   Sales and marketing expenses                                           4,041,408      3,422,258        2,013,730
   General and administrative expenses                                    1,228,515      1,434,867        1,113,899
                                                                        -----------    -----------      -----------

         Total operating expenses                                        10,259,380      9,143,654        4,848,436
                                                                        -----------    -----------      -----------

OPERATING LOSS                                                           (7,520,626)    (4,823,730)      (1,954,771)
                                                                        -----------    -----------      -----------

OTHER (EXPENSES) INCOME - Net:
         Interest income                                                     24,942         10,984           12,265
         Interest expense                                                   (26,612)       (26,666)            (117)
         Other - net                                                        (65,825)       (17,005)             500
                                                                        -----------    -----------      -----------
   Other (expenses) income - net                                            (67,495)       (32,687)          12,648
                                                                        -----------    -----------      -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                   (7,588,121)    (4,856,417)      (1,942,123)

INCOME TAX PROVISION                                                            ---            ---              ---
                                                                        -----------    -----------      -----------

NET LOSS                                                                $(7,588,121)   $(4,856,417)     $(1,942,123)
                                                                        ===========    ===========      ===========

See notes to combined financial statements.

                         The DVD Software Development
                      Business of Daikin Industries, Ltd.

                       Combined Statements of Changes in
                  Invested Capital of Daikin Industries, Ltd.

                                                                    Years Ended                        Nine Months
                                                                      March 31,                           Ended
                                                          ---------------------------------            December 31,
                                                             1999                  2000                   2000
                                                          -----------           -----------            -----------
                                                                                                       (unaudited)
BALANCE, BEGINNING OF PERIOD                              $ 4,498,007           $ 7,865,793            $ 6,765,330

  Net Loss                                                 (7,588,121)           (4,856,417)            (1,942,123)

  Net remittance from Daikin Industries, Ltd.              10,955,907             3,755,954                316,113
                                                          -----------           -----------            -----------

BALANCE, END OF PERIOD                                    $ 7,865,793           $ 6,765,330            $ 5,139,320
                                                          ===========           ===========            ===========

See notes to combined financial statements.

                         The DVD Software Development
                      Business of Daikin Industries, Ltd.

                       Combined Statements of Cash Flows

                                                                                                              Nine Months
                                                                       Years Ended                               Ended
                                                                        March 31,                              December 31,
                                                                          1999                 2000               2000
                                                                       -----------         -----------         -----------
                                                                                                               (unaudited)
OPERATING ACTIVITIES:
Net loss                                                               $(7,588,121)        $(4,856,417)        $(1,942,123)
Adjustments to reconcile net loss  to net cash used in by
 operating  activities:
   Depreciation and amortization                                         2,493,431           2,919,559           1,518,117
   Provision for returns and doubtful accounts, net of write-offs          (80,000)             20,000                 ---
   Changes in operating assets and liabilities:
     Accounts receivable                                                (1,714,888)           (574,430)            127,641
     Inventories                                                           (40,649)             23,761               5,305
     Prepaid expenses and other current assets                            (387,112)            283,526             267,974
     Capitalized software costs - net                                   (2,345,804)           (735,659)         (1,061,492)
     Accounts payable - trade                                              (99,966)            116,375            (113,946)
     Accounts payable - affiliates                                        (110,979)                ---                 ---
     Accrued expenses and other current liabilities                         70,827              56,990             (78,006)
                                                                       -----------         -----------         -----------

        Net cash used in operating activities                           (9,803,261)         (2,746,295)         (1,276,530)
                                                                       -----------         -----------         -----------

INVESTING ACTIVITIES:
     Acquisition of property and equipment                                (163,448)           (101,206)            (24,933)
                                                                       -----------         -----------         -----------

FINANCING ACTIVITIES:
     Decrease in capital lease obligations                                (543,584)           (518,907)                ---
     Net remittance from Daikin Industries, Ltd.                        10,955,907           3,755,954             316,113
                                                                       -----------         -----------         -----------

        Net cash provided by financing activities                       10,412,323           3,237,047             316,113
                                                                       -----------         -----------         -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  445,614             389,546            (985,350)

CASH AND CASH EQUIVALENTS, BEGINNING OFYEAR                                252,671             698,285           1,087,831
                                                                       -----------         -----------         -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $   698,285         $ 1,087,831         $   102,481
                                                                       ===========         ===========         ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for interest                               $    26,612         $    26,666         $       ---
                                                                       ===========         ===========         ===========

See notes to combined financial statements.

                         The DVD Software Development
                      Business of Daikin Industries, Ltd.

                    Notes to Combined Financial Statements


1.   Basis of Presentation and Description of the Business

     The accompanying combined financial statements present the accounts of Daikin Industries, Ltd. ("DIL" or "Parent") and certain of its affiliates relating to the development and distribution of software used to author digital video disks ("DVDs"). DIL's software business (the "Company") commenced operations in May 1996. Since the Company's inception, DIL has provided the Company with funding for working capital. Remittances for the sales of the Company's products are generally received by DIL. The caption "Invested Capital of Daikin Industries, Ltd." in the accompanying balance sheets include the cumulative amount of the net funding received from DIL since inception, as well as the cumulative losses sustained by the Company since inception.

     For all periods presented, certain expenses reflected in the financial statements include allocations of expenses incurred by DIL and certain of its affiliates. These allocations take into consideration personnel, business volume and other appropriate factors and generally include costs related to marketing, administrative, general management and other services provided to the Company by DIL and certain of its affiliates. These allocated expenses totaled $200,000 and $212,000 for the years ended March 31, 1999 and 2000, respectively, and $150,000 for the nine months ended December 31, 2000. Allocations of expenses are estimates based on management's best assessment of actual expenses incurred on behalf of the Company. It is management's opinion that the expenses charged to the Company are reasonable.

     The financial statements have been prepared as if the Company operated as a stand-alone entity since inception. The financial information included herein may not necessarily reflect the financial position, results of operations or cash flows of the Company in the future or what the balance sheets, results of operations or cash flows of the Company whould have been if it had been a separate, stand-alone entity.

     The Company's products are used for commercial applications by motion picture production facilities and DVD replication houses. During the year ended March 31, 2000, the Company introduced products that are directed toward the consumer market for DVD authoring. The Company uses distributors for its products in most markets. The distributors purchase the software from the Company and resell it. The Company's products are sold to distributors in eight countries, and most of the Company's sales are denominated in U.S. dollars. A distributor of the Company's products in Singapore is an affiliate of DIL. Sales to that distributor were 8% and 10%, respectively, of the Company's sales for the years ended March 31, 1999 and 2000, and 2% for the nine months ended December 31, 2000.

2.   Recurring Losses and Funding Received from DIL

     The Company has sustained losses each year since inception and is dependent upon DIL for funding. DIL has not determined whether it will continue to fund the Company's cash requirements for the year ending March 31, 2001. Should DIL cease funding the Company's losses, the Company would not be able to meet its obligations as they come due. DIL is currently assessing several options relating to the future of the Company, including the potentail sale of the Company. No decision regarding the future of the Company has been made at this time.

3.   Summary of Significant Accounting Policies

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents - In the accompanying balance sheets, all short-term interest-bearing investments with a maturity of three months or less are considered to be cash equivalents.

     Inventories - Inventories are stated at the lower of average cost or market.

     Software Development Costs and Research and Development Costs - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," purchased software and software product development costs are capitalized when a product's technological feasibility has been established and then is amortized over a future period. Amortization begins when a product is available for general release to customers. Amortization of capitalized software costs, for both internally developed and purchased software products is computed on straight-line basis over the estimated economic life of the product, which is generally three years.
     All other research and development expenditures are expensed in the period incurred.

     Property, Plant and Equipment - Property, plant and equipment consist of leasehold improvements, computer equipment and vehicle, and are recorded at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the leases. Depreciation is computed by the straight-line method over the estimated useful lives of the various classes of the related assets. Leasehold improvements are amortized over the terms of the related leases or the estimated lives of improvements, if less than the lease term. Equipment held under capital leases is amortized over the shorter of the lease term or the estimated useful life of the asset.

     The principal service lives used in computing provisions for depreciation are as follows:

                                 Years

     Leasehold improvements        5
     Computer equipment            5
     Vehicle                       5

     Revenue Recognition - Revenue is derived from product sales and maintenance contracts. Revenue from product sales is recognized upon shipment of the products. Revenue from software maintenance, including maintenance sold with the product, is recognized on a straight-line basis over the term of the agreement, generally one year.

     Revenue from sales to distributors and dealers may be subject to agreements allowing limited rights of return and exchange. Accordingly, the Company provides reserves for estimated future returns and exchanges at the time of the sales as reduction of revenue.

     Cost of revenue includes hardware product costs, third party hardware costs and third party software royalties.

     Income Taxes - The Company utilizies the liability method of accounting for income taxes. Under the liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying applicable statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The Company accounts for income taxes on a stand-alone basis, in which no consideration is given to the ability of DIL or its affiliates to utilize the tax deductions generated by the Company. The valuation of deferred tax assets is based upon the likelihood of realization by the Company of a tax benefit in future years. At March 31, 1999 and 2000, and at December 31, 2000, valuation allowances equal to the amount of the net deferred tax assets were established due to the uncertainity regarding the realization of the deferred tax assets.

     Comprehensive Income - In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined in Concepts Statement No. 6 as "the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners." As there are no changes in equity from nonowner sources other than from net income, there is no difference between net income for the year ended March 31, 1999 and 2000 reported on the statements of operations.

     Reclassifications - Certain reclassifications have been made in prior years' financial statements to conform to classifications used in the current period.

4.   Related Party Transactions

     The Company had the following transactions and balances with the Parent and affiliates:

                                                             Years Ended                   Nine Months
                                                               March 31,                      Ended
                                                    ------------------------------         December 31,
                                                       1999                2000                2000
                                                    -----------        -----------         -----------
                                                                                           (unaudited)
Sales to affiliate                                     $271,305           $351,125           $ 58,463
Due from parent and affiliate                           213,136            209,714            289,994


5.  Software Development Costs

                                                             Years Ended                   Nine Months
                                                               March 31,                      Ended
                                                    ------------------------------         December 31,
                                                       1999                2000                2000
                                                    -----------        -----------         -----------
                                                                                           (unaudited)
Net amount capitalized, beginning of the
   period                                           $ 3,512,513         $ 3,755,600         $ 2,138,622
Amounts capitalized during the period                 2,345,804             735,659           1,061,492
Amortization expense                                 (2,102,717)         (2,352,637)         (1,208,085)
                                                    -----------         -----------         -----------

Net amount capitalized, end of the period           $ 3,755,600         $ 2,138,622         $ 1,992,029
                                                    ===========         ===========         ===========

6.   Property, Plant and Equipment

     Property, plant, and equipment consist of the following:

                                                                 Years Ended                    Nine Months
                                                                   March 31,                       Ended
                                                        -------------------------------         December 31,
                                                           1999                2000                2000
                                                        -----------         -----------         -----------
                                                                                                 (unaudited)
Leasehold improvements                                  $    62,116         $    62,116         $    62,116
Computer equipment                                        2,918,902           3,012,011           3,036,944
Vehicle                                                         ---               8,096               8,096
                                                        -----------         -----------         -----------

                                                          2,981,018           3,082,223           3,107,156

Less accumulated depreciation and amortization           (1,318,097)         (1,885,018)         (2,195,050)
                                                        -----------         -----------         -----------

Property, plant and equipment - net                     $ 1,662,921         $ 1,197,205         $   912,106
                                                        ===========         ===========         ===========

7.   Income Taxes

     There was no tax benefit recognized for the losses incurred during the years ended March 31, 1999 and 2000, and the nine months ended December 31, 2000, as valuation allowances were provided for in amounts equal to the deferred income tax benefits due to uncertainity recognizing the realization of the related deferred tax assets.

     The components of the Company's deferred income taxes and corresponding valuation allowances are as follows:

                                                                  Years Ended                     Nine Months
                                                                    March 31,                        Ended
                                                         --------------------------------         December 31,
                                                            1999                 2000                2000
                                                         -----------          -----------         -----------
                                                                                                  (unaudited)
Accounts receivable reserves                             $    75,200          $   132,000         $   132,000
Computer software amortization                            (1,502,240)            (855,449)           (796,812)
Net operating loss carryforwards                           8,267,685            9,497,582          10,208,986
                                                         -----------          -----------         -----------

                                                           6,840,645            8,774,133           9,544,174

Less valuation allowance:                                 (6,840,645)          (8,774,133)         (9,544,174)
                                                         -----------          -----------         -----------

Deferred income taxes - net                              $       ---          $       ---         $       ---
                                                         ===========          ===========         ===========

8.   Capital Lease Obligations

     The Company leases certain equipment and office premises under capital and noncancellable operating leases. At March 31, 2000, the minimum rental commitments under these leases were as follows:



Year Ending                                            Capital          Operating
March 31,                                               Lease             Lease
-----------                                       -----------------  ----------------

2001                                                         $7,424          $176,858
Less portion representing interest                              113               ---
                                                  -----------------  ----------------

Obligations under capital lease                              $7,311          $176,858
                                                  =================  ================

     Rent expense amounted to $185,281 and $183,750 for the years ended March 31, 1999 and 2000, respectively.

9.   Retirement Plan

     Certain employees of the business participate in a 401(k) savings plan as defined under the applicable provisions of the Internal Revenue Code that is maintained by an affiliate of DIL. Employee contribution range from 1% to 15%, and the matching contribution is 50% of the employee's contribution to a maximum of 6%. Contribution to the plan was $39,487 for the year ended March 31, 2000.

10.  Segment Reporting

     In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which was adopted by the Company in 1999. SFAS NO. 131 requires companies to report financial and descriptive information about its reportable operating segments, including segment profit or loss, certain specific revenue and expense items and segment assets, as well as information about the revenues derived from the Company products and services, the countries in which the Company earns revenue and holds assets, and major customers.

     The Company is a supplier of a complete range of authoring and premastering tools for DVD Video and DVD-ROM software production. Sales, gross profit, and operating losses are not allocated or specific to individual departments within the organization. Accordingly, the Company has a single reportable segment. As such, the Company is required to disclose the following geographic sales information:


                                                                  Years Ended                  Nine Months
                                                                   March 31,                      Ended
                                                         -----------------------------         December 31,
                                                            1999               2000               2000
                                                         ----------         ----------         ----------
                                                                                               (Unaudited)
North America and others                                 $2,154,234         $2,489,855         $  801,942
Japan                                                       584,520          1,830,069          2,091,723
                                                         ----------         ----------         ----------

Total net sales                                          $2,738,754         $4,319,924         $2,893,665
                                                         ==========         ==========         ==========

11.  Subsequent Event (Unaudited)

     On February 27, 2001 DIL signed an agreement with Sonic Solutions ("Sonic") in which Sonic will purchase certain assets of the Company from DIL in return for 395,000 shares of Sonic's Common Stock and 700,000 shares of Sonic's Preferred Stock, convertible to shares of Sonic's Common Stock under certain circumstances.

                                SONIC SOLUTIONS
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      On February 27, 2001, Sonic Solutions, a California corporation ("Sonic") entered into an Asset Purchase Agreement with Daikin Industries, Ltd., a Japanese corporation ("Daikin") whereby on that date Sonic acquired The DVD Software Development Business of Daikin Industries, Ltd. ("Daikin DVD"). In return for the assets purchased, Sonic issued 395,000 shares of Common Stock valued at approximately $593,000 and 700,000 shares of Preferred Stock to Daikin valued at approximately $1,750,000. The acquisition was recorded using the purchase method of accounting. The unaudited pro forma combined financial statements are based on the respective historical audited and unaudited financial statements and related notes of Sonic and Daikin DVD.

      The unaudited pro forma combined balance sheet as of December 31, 2000 presents the financial position of Sonic assuming the acquisition had occurred on December 31, 2000. All material adjustments to reflect the acquisition are set forth in the column "Pro Forma Adjustments." The unaudited pro forma combined statements of operations for the nine months ended December 31, 2000 and the year ended March 31, 2000 present the results of operations of Sonic Solutions assuming the acquisition had occurred on April 1, 1999 and include all material pro forma adjustments necessary for this purpose. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired. The actual adjustments will differ materially from those presented in these pro forma financial statements.

      The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Sonic and Daikin DVD been a combined company during the specified periods. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Sonic, including the notes thereto.

                                SONIC SOLUTIONS

                       PRO FORMA COMBINED BALANCE SHEET
                               December 31, 2000
                                (in thousands)
                                  (UNAUDITED)

                                                  Sonic            Daikin        Pro Forma
                                                Solutions            DVD        Adjustments                 Pro Forma
                                                ---------          ------       -----------                 ---------
Assets

Current assets:
  Cash and cash equivalents                      $  2,336          $  102           $  (102)  (b)            $  2,336
  Accounts receivable, net                          3,553           2,225              (290)  (b)               5,488
  Inventory, net                                      663              12               ---                       675
  Prepaid expenses and other current
     assets                                           316              31               ---                       347
                                                 --------          ------           -------                  --------
  Total current assets                              6,868           2,370              (392)                    8,846
Fixed assets, net                                   1,428             912              (582)  (a)               1,758
Purchased and internally developed
   software costs                                   1,001           1,992            (1,334)  (a)               1,659
Other assets                                          460             ---               ---                       460
                                                 --------          ------           -------                  --------
  Total assets                                   $  9,757          $5,274           $(2,308)                 $ 12,723
                                                 ========          ======           =======                  ========

Liabilities And Shareholders' Equity

Current liabilities:
  Accounts payable and accrued
     liabilities                                 $  4,451          $   27            $  338   (a),(b)        $  4,816
  Deferred revenue and deposits                     1,054             108               ---                     1,162
  Subordinated debt, current
     portion                                          215             ---               ---                       215
  Current portion of obligations
     under capital leases                              27             ---               ---                        27
                                                 --------          ------           -------                  --------
  Total current liabilities                         5,747             135               338                     6,220

Commitments and contingencies

Shareholders' Equity
 Convertible preferred stock                          ---             ---             1,750   (a)               1,750
 Common stock                                      27,539             ---               743   (a)              28,282
 Invested capital of affiliate                        ---           5,139            (5,139)  (a)                 ---
 Accumulated deficit                              (23,529)            ---               ---                   (23,529)
                                                 --------          ------           -------                  --------
   Total shareholders' equity                    $  4,010          $5,139           $(2,646)                 $  6,503
                                                 --------          ------           -------                  --------
   Total liabilities and shareholders'
      equity                                     $  9,757          $5,274           $(2,308)                 $ 12,723
                                                 ========          ======           =======                  ========

See accompanying notes to unaudited pro forma combined financial statements.

                                SONIC SOLUTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Nine Months Ended December 31, 2000
               (in thousands, except share and per share amounts)
                                  (UNAUDITED)


                                                     Sonic           Daikin         Pro Forma                     Pro
                                                   Solutions           DVD         Adjustments                   Forma
                                                   ---------         -------       -----------                  -------
Net revenue                                         $ 12,468         $ 2,894           $   ---                  $15,362
Cost of revenue                                        4,580             ---               373   (c),(d)          4,953
                                                    --------         -------           -------                  -------
Gross profit                                           7,888           2,894              (373)                  10,409
                                                    --------         -------           -------                  -------

Operating expenses:
 Cost of sales                                           ---             126              (126)  (c)                ---
 Amortization of capitalized software                    ---           1,208            (1,208)  (c)                ---
 Marketing and sales                                   6,667           2,014               ---                    8,681
 Research and development                              3,960             386               ---                    4,346
 General and administrative                            1,850           1,114               ---                    2,964
                                                    --------         -------           -------                  -------
 Total operating expenses                             12,477           4,848            (1,334)                  15,991
                                                    --------         -------           -------                  -------

 Operating loss                                       (4,589)         (1,954)              961                   (5,582)

                                                    --------         -------           -------                  -------
Other income (expense), net                             (101)             12               ---                      (89)
                                                    --------         -------           -------                  -------

 Loss before income taxes                             (4,690)         (1,942)              961                   (5,671)

                                                    --------         -------           -------                  -------
Provision (benefit) for income taxes                     ---             ---               ---                      ---
                                                    --------         -------           -------                  -------

 Net loss                                            $(4,690)        $(1,942)          $   961                  $(5,671)

 Beneficial conversion feature given
    to preferred shareholders                            ---             ---               ---                      ---
 Dividends paid to preferred
    shareholders                                           8             ---               105   (e)                113
                                                    --------         -------           -------                  -------
 Net loss applicable to common
    shareholders                                     $(4,698)        $(1,942)          $   856                  $(5,784)
                                                    ========         =======           =======                  =======
 Basic and diluted loss per share
    applicable to common shareholders                 $(0.38)                                                   $ (0.45)
                                                    ========                                                    =======
 Weighted average shares used in
    computing per share amounts                       12,301                               495   (f)             12,796
                                                    ========                           =======                  =======

See accompanying notes to unaudited pro forma combined financial statements.

                                SONIC SOLUTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           Year Ended March 31, 2000
               (in thousands, except share and per share amounts)
                                  (UNAUDITED)

                                                     Sonic            Daikin         Pro Forma
                                                   Solutions           DVD          Adjustments                Pro Forma
                                                   ---------          ------        -----------                ---------
Net revenue                                          $20,827         $ 4,320            $   ---                  $25,147
Cost of revenue                                        8,992             ---                516   (c),(d)          9,508
                                                     -------         -------            -------                  -------
Gross profit                                          11,835           4,320               (516)                  15,639
                                                     -------         -------            -------                  -------

Operating expenses:
 Cost of sales                                           ---             187               (187)  (c)                ---
 Amortization of capitalized software                    ---           2,353             (2,353)  (c)                ---
 Marketing and sales                                   8,938           3,422                ---                   12,360
 Research and development                              6,155           1,747                ---                    7,902
 General and administrative                            2,284           1,435                ---                    3,719
                                                     -------         -------            -------                  -------
 Total operating expenses                             17,377           9,144             (2,540)                  23,981
                                                     -------         -------            -------                  -------

 Operating loss                                       (5,542)         (4,824)             2,024                   (8,342)

                                                     -------         -------            -------                  -------
Other income (expense), net                             (249)            (32)               ---                     (281)
                                                     -------         -------            -------                  -------

 Loss before income taxes                             (5,791)         (4,856)             2,024                   (8,623)

                                                     -------         -------            -------                  -------
Provision (benefit) for income taxes                     (97)            ---                ---                      (97)
                                                     -------         -------            -------                  -------

 Net loss                                            $(5,694)        $(4,856)           $ 2,024                  $(8,526)

 Beneficial conversion feature given
    to preferred shareholders                            110             ---                ---                      110
 Dividends paid to preferred
    shareholders                                          49             ---                140   (e)                189
                                                     -------         -------            -------                  -------
 Net loss applicable to common
    shareholders                                     $(5,853)        $(4,856)           $ 1,884                  $(8,825)
                                                     =======         =======            =======                  =======
 Basic and diluted loss per share
    applicable to common shareholders                $ (0.56)                                                    $ (0.81)
                                                     =======                                                     =======
 Weighted average shares used in
    computing per share amounts                       10,460                                495   (f)             10,955
                                                     =======                            =======                  =======

See accompanying notes to unaudited pro forma combined financial statements.

                                SONIC SOLUTIONS
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

      On February 27, 2001, Sonic completed the acquisition of The DVD Software Development Business of Daikin Industries. Pursuant to the Asset Purchase Agreement and related agreements (the "Agreements"), Sonic issued to Daikin 395,000 shares of Common Stock valued at $593,000 and 700,000 shares of Preferred Stock valued at $1,750,000. An additional 100,000 shares of Common Stock valued at $150,000 were issued as a finder's fee. Sonic estimates transaction costs will be $365,000 for a total purchase price of approximately $2,858,000. The transaction will be accounted for as a purchase.

      Also, in connection with the Asset Purchase Agreement, Sonic and Daikin entered into a Distribution Agreement whereby Daikin was appointed as Sonic's exclusive distributor in Japan. Additionally, Daikin committed to placing minimum purchase orders of 260,000,000 yen of the DVD products over the next twelve (12) months.

NOTE 2.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

      The unaudited pro forma combined balance sheet as of December 31, 2000 give effect to the acquisition as if it had occurred on December 31, 2000.

      The following adjustments have been reflected in the unaudited pro forma combined balance sheet:

      (a) To record common stock and preferred stock issued by Sonic and record applicable purchase accounting entries. Under purchase accounting, the purchase price will be allocated to assets and liabilities assumed based on their relative fair values. We estimated fair value of the individual net tangible and intangible assets acquired exceeded the purchase price. As a result, the carrying values of the fixed assets and purchased software costs acquired were reduced by this excess. The amount and components of the purchase price along with the allocation of the purchase price are as follows (in thousands):

Common stock issued                                          $  743
Preferred stock issued                                        1,750
Estimated transaction costs                                     365
                                                             ------

      Total purchase price                                   $2,858
                                                             ======

Accounts receivable                                          $1,935
Prepaid expenses                                                 31
Inventory                                                        12
Fixed assets                                                    330
Purchased software costs                                        658
Deferred revenue                                               (108)
                                                             ------

      Net assets acquired                                    $2,858
                                                             ======


      The actual allocation of the purchase price will depend on the composition of Daikin DVD's net assets on the closing date. Consequently, the actual allocation of the purchase price will differ from that presented above.

      (b) To exclude assets and liabilities that were not acquired pursuant to the Agreements.

NOTE 3.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

      The unaudited pro forma combined statements of operations give effect to the acquisition as if it had occurred on April 1, 1999.

      The following adjustments have been reflected in the unaudited pro forma combined statements of operations:

      (c) To reflect certain expenses within cost of revenue and amortization to conform with Sonic's presentation.
      (d) Adjustment to record a decrease in amortization of capitalized software expense due to the reduction in the historical carrying value of acquired software development costs. These costs are being amortized on a straight-line basis over two (2) years.
      (e) To reflect dividends on preferred stock of $0.20 per share per annum on the 700,000 outstanding preferred shares.
      (f) Adjustment to reflect the issuance of 495,000 shares of Sonic's Common Stock in connection with the Acquisition.